Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF

AH ACQUISITION CORP.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

AH Acquisition Corp., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is AH Acquisition Corp. and that this corporation was originally incorporated pursuant to the General Corporation Law on June 13, 2023 under the name AH Acquisition Corp.

2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

Article I

The name of the corporation is AH Acquisition Corp.

Article II

The total number of shares of stock that the corporation shall have authority to issue is 50,000,000 shares of Common Stock having a par value of$0.0 I per share.

Immediately upon the filing of this Amended and Restated Certificate of Incorporation, the aggregate number of shares of Common Stock currently issued and outstanding will be split, automatically and without further action required on the part of the Corporation or the respective holders thereof, into a number of shares of Common Stock equal to such aggregate number of shares of Common Stock multiplied by sixteen and eighty-one hundredths (computed to eight (8) decimal places), effected on a holder-by-holder basis (the” Stock Split”).

No further adjustment of any preference or price set forth in this Amended and Restated Certificate of Incorporation shall be made as a result of the Stock Split, as all share amounts, amounts per share and per share numbers set forth in this Amended and Restated Certificate of Incorporation have been adjusted to reflect the Stock Split. Notwithstanding the foregoing, the par value of each share of the outstanding Common Stock shall not be adjusted in connection with the Stock Split, and after the Stock Split the par value of the Common Stock shall remain at $0.01.

Article III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Article IV

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no director or officer of the corporation shall have any liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer. If the General Corporation Law of the State of Delaware is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of the directors or officers, then the liability of each director and officer of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. No repeal or modification of this article by the stockholders shall adversely affect any right or protection of a director or an officer of the corporation existing by virtue of this article at the time of such repeal or modification.

Article V

The corporation shall indemnify to the fullest extent not prohibited by law any current or former director of the corporation who is made, or threatened to be made, a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person’s good faith belief that the person is entitled to indemnification under this article and (ii) the person’s agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this article. No amendment to this article that limits the corporation’s obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person. This article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the board of directors of the corporation, vote of stockholders or other document or arrangement.

Article VI

The corporation reserves the right to alter, amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware. All rights conferred are granted subject to this reservation.

Article VII

The directors need not be elected by written ballot unless required by the bylaws of the corporation.

Article VIII

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the corporation is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

Article IX

The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801 and the name of the registered agent at that address is The Corporation Trust Company.

Article X

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation; (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the corporation to the corporation or the corporation’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, this Certificate of Incorporation or the bylaws of the corporation; or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. The stockholder bringing such action will be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware and to service of process on such stockholder’s counsel in such action. Notwithstanding the foregoing, (i) the provisions of this article will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States of America have exclusive jurisdiction and (ii) unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on June 30, 2023.

By:	/s/ Ross Berner
Name:	Ross Berner
Title:	President

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